Exhibit 10.1

[***] Certain information in this document has been excluded pursuant to Regulation S-K, Item 601(b)(10). Such excluded information is not material and is the type that the registrant treats as private or confidential.

MANAGEMENT SERVICES AGREEMENT

This MANAGEMENT SERVICES AGREEMENT (“Agreement”) is entered into as of the 20th day of October 2021 (“Effective Date”) by and among Kealii Okamalu, LLC, a Nevada limited liability company (“Company”), CSI Health MCD LLC, a Nevada limited liability company (“CSI”), and the Fort McDermitt Cannabis Commission (“Commission”), an organization duly established by the authority of the Tribal Council of the Fort McDermitt Paiute and Shoshone Tribe (“Tribe”). Company, CSI, and Commission are sometimes referred to below collectively as the “Parties” and individually as a “Party.”

I. RECITALS

A.         WHEREAS, Tribe is a federally recognized Indian Tribe that is governed by its Tribal Council;

B.         WHEREAS, (1) in 2016 Tribe voters passed a Referendum consistent with Resolution No. FM16-010-049 authorizing the creation of a Tribal cannabis business (the “Tribal Cannabis Business”) on land owned by the Tribe (“Tribal Land”); (2) Tribe properly entered into the October 11, 2017 Marijuana Compact Between the Fort McDermitt Paiute and Shoshone Tribe and the State of Nevada (the “Compact”) consistent with Resolution No. FM17-009-044; and (3) Tribe properly adopted Ordinance 18-FM-01 Amended creating Chapter 30 of the Tribe’s Law and Order Code relating to the regulation of cannabis (“Chapter 30”) (the Compact and Chapter 30 are hereinafter referred to as “Applicable Law”);

C.         WHEREAS, pursuant to Resolution FM17-001-005, the Tribal Council created Commission consistent with the Tribal Council’s authority under Article VI, Section 1(g) of the Constitution of the Fort McDermitt Paiute and Shoshone Tribe;

D.         WHEREAS, Commission has the full authority to carry out all activities associated with the Tribal Cannabis Business, including but not limited to all corporate powers contained within the 1936 Corporate Charter of the Fort McDermitt Paiute and Shoshone Tribe;

E.         WHEREAS, on November 16, 2016, the Tribal Council properly entered a binding agreement with CSI that empowered CSI to act as the “general manager and contractor or if necessary to hire outside consultants, vendors or other contractors” for the management of the Tribal Cannabis Business;

F.         WHEREAS, as part of the Tribal Cannabis Business, the Commission has previously entered into agreements to cultivate, and is cultivating, 25 acres of Tribal Land located on the Quinn River, 15 acres of which are used for pots and 10 acres of which are used for hoop houses (the “Existing Cannabis Business”);

G.        WHEREAS, pursuant to various resolutions, the Tribe has now properly dedicated not less than 30 additional acres of land within the Tribal Lands to construct greenhouses and for outdoor cannabis cultivation and grow operations (the “Cultivation Facility”), and has authorized the improvement of its existing building where the Tribe processes its harvested cannabis in preparation for manufacturing (the “Cultivation Property”);

H.         WHEREAS, Company desires to construct the Cultivation Facility on the Cultivation Property and operate a business with respect thereto (the “Business”);

I.          WHEREAS, Commission has contracted with CSI to create, implement and oversee a regulatory process and agreement with Company which allows Commission to lease the Cultivation Property to the Company and participate in the operation of the Business;

J.          WHEREAS, Company is owned by CLS Holdings USA, Inc. (“CLS”) and SK McDermitt LLC;

K.         WHEREAS, Company, CSI and Commission have executed a Letter of Intent dated July 15, 2021 (the “LOI”) relating to Company’s loan of $6 million to the Business and the use of such funds and payment of certain fees to CSI and the Commission from the profits of the Business in exchange for the Company’s use of the Cultivation Property;

L.         WHEREAS, Company expressly recognizes that a portion of the Tribal Cannabis Business and the related Tribal Lands has existed and will continue to exist without Company involvement. As stated above, that portion of the Tribal Lands that will be used by the Business are referred to as the “Cultivation Property;” and

M.        WHEREAS, Commission desires to engage CSI to perform certain services for the purpose of managing the development and construction of the Cultivation Facility on the Cultivation Property, and the ongoing management and operation of the Business pursuant to this Agreement and Chapter 30 of the Fort McDermitt Law & Order Code (“Code”) as well as any and all applicable regulation, code or compact which may affect or relate to the cultivation and sale of marijuana or marijuana related products on Tribal Land or by the Tribe, collectively (“Applicable Law”).

II. TERMS

NOW THEREFORE, in consideration of the mutual promises, covenants, warranties and conditions herein, the Parties agree as follows:

1.         Engagement. For the duration of the Term of this Agreement, the Commission hereby engages CSI to provide certain management and public relations services related to the establishment of the Cultivation Facility and the operation of the Business, as more particularly set forth below.

2.         Facility and Property. The Business will be operated at the Cultivation Facility and shall be called “Quinn River Farms II.”

3.         Term. The term of this Agreement shall commence on the Effective Date and shall terminate on the 10th anniversary of the date upon which the first cannabis crop produced by the

Business is harvested and sold (the “Initial Termination Date”). On or before the Initial Termination Date, the Company may elect to renew the Term for an additional term of ten (10) years by providing notice of such renewal to all Parties prior to the Initial Termination Date. At the request of a Party, all Parties shall cooperate in executing a Memorandum of Commencement upon commencement of the Term which shall be attached as Exhibit A. This Agreement may be further extended by mutual agreement of the Parties if confirmed in a writing signed by the Parties. Notwithstanding, should the Marijuana Compact between the Tribe and the State of Nevada terminate, thereby rendering performance under this Agreement impossible, this Agreement will terminate.

4.         [***]

5.         Regulatory Compliance. Each of the Parties will comply with Applicable Law and regulations, including those regulations promulgated by the State of Nevada that the Tribe has agreed to follow under the Compact, as may be amended from time to time.

6.       Management and Delegation of Authority. Company and CSI shall each appoint an officer, who shall be responsible for jointly overseeing the construction of the Cultivation Facility and the operation, and management of the Business. Any change to the point of contact of a Party shall be communicated in writing. CSI appoints [***] to serve in this capacity.

7.         Company Services. For the duration of the Term, Company shall provide the following services to the Business:

(i) Facilities. Company will manage the development, design, financing and construction of the Cultivation Facility and the Business, with approval from CSI, which approval shall not be unreasonably withheld.

(ii) Business; Reimbursement of Expenses. Company will oversee and manage the day to day operations of the Business, with CSI approval (which approval shall not be unreasonably withheld), in a commercially reasonable manner and as is customary in similarly situated businesses. At all times, Company shall endeavor to ensure that the Business can and does meet all of its financial obligations and liabilities as well as operate pursuant to Applicable Law. Company shall not charge the Business for the time spent by its executives to manage the Business. Except as specifically set forth herein, however, Company shall allocate all direct costs associated with its operation of the Business to the Business, including sales and marketing costs. All such costs shall be allocated at Company’s actual cost.

(iii) Personnel. Company, with CSI approval (which approval shall not be unreasonably withheld), will manage hiring, firing, oversight, and employment of the employees of the Business, and the engagement and oversight of third-party consultants, advisors, and independent contractors to be engaged by the Business.

(iv) Cultivation. Company, with CSI approval (which approval shall not be unreasonably withheld), will develop processes, protocols and systems for the planting,

growth and harvesting of marijuana/cannabis crops at the Cultivation Facility. Company shall oversee and manage such cultivation at the Cultivation Facility.

(v) Product Packaging. Company shall manufacture, process and package the cannabis products for wholesale and retail sale. All products shall be processed, packaged and sold in a manner and with materials that comply with Applicable Law. Company will develop processes, protocols and systems related to the packaging of marijuana/cannabis and marijuana/cannabis related products of the Business (the “Products”). All Products shall be cultivated, processed and sold in a manner and with materials that comply with Applicable Law and regulations, provided however that, CSI and Company shall be jointly responsible for all compliance matters pertaining to outbound Products originating from the Business, including all legally imposed markings, safety protocols, and/or labels on such Products. Packaged products will be branded “Quinn River Farms.”

(vi) Testing. CSI will assist Company in engaging third party testing services to ensure that the Products will be tested as required by Applicable Law.

(vii) Marketing and Sales. Company, with CSI approval (which approval shall not be unreasonably withheld), will manage the Business with respect to the marketing and sales of the Products for the Business. This includes but is not limited to pricing of the Products.

(viii) Environmental. Company will cause the Business to comply with applicable rules and regulations and make efforts to avoid causing or maintaining and material adverse the environment.

(ix) Accounting Services; Books and Records. Company shall maintain all cash and accounts, financial books and records of the Business. Company shall provide quarterly reports regarding the performance and financial condition of the Business to CSI and the Commission. CSI shall have unfettered access to the books and records, and all operating or holding bank accounts of Company related to the Business upon request.

(x) Tax Reporting. Company shall provide information and documentation necessary for the preparation and filing of all applicable taxes by Company incurred in connection with the operation of the Business.

(xi) Management Fee. As a management fee (the “Management Fee”) for the Consultant Services and Commission Services (as defined below), CSI and the Commission will each be paid a fee equal to [***] of the Net Profit generated by the Business. Net Profit shall be defined as gross income (total revenue of the Business from any and all sources) less costs of operation, installment payments due on the Initial Advance (as defined below), reasonable reserves for the continued operation of the Business and satisfaction of its liabilities. Once the Business begins earning revenue and is generating a Net Profit, the Company shall pay the Management Fee to each of CSI and the Tribe quarterly, following each reimbursement to the Company for the Initial Advance (defined below).

(xii) Construction and Working Capital Advance and Reimbursement. All capital budgets for the construction of the Cultivation Facility will be approved by Company and CSI. On the Effective Date, Company agrees to advance the Business $6,000,000 (the “Initial Advance” to fund the construction of the Cultivation Facility and working capital for the Business until the Business begins earning revenue. Company shall be reimbursed for the Initial Advance in [***] installments of [***] commencing in the quarter sixty days after the first harvest (specific to Products cultivated under this Agreement and from this specific leased property mentioned herein) from the Business from the Net Income of the Business. Until the Company has been reimbursed in full for the Initial Advance, the Management Fee shall be paid quarterly and each installment shall be reduced by [***], which shall be retained by Company as reimbursement on a portion of the Initial Advance. If Net Profit for any quarter is less than [***], the deficiency shall be added to the next quarterly installment of the Initial Advance due to Company and the next subsequent Management Fee due shall be reduced by this additional amount. Once the Initial Advance has been paid in full, Company shall pay the entire Management Fee to each of CSI and Commission out of each distribution of Net Profit of the Business. Once Company has constructed the Cultivation Facility, it shall provide records of the purchases therefor to CSI and Commission, and Company shall include an explanation and reconciliation of how the Management Fee is being reduced (and how much of the Initial Advance remains) together with each payment of the Management Fee. CSI shall have the right not more than one time per year to audit reductions in the Management Fee during business hours and upon reasonable notice to Company.

(xiii) Insurance. During the Term of this Agreement, Company shall maintain commercial liability insurance and such other insurance policies as are reasonably necessary to insure the Business in a commercially reasonable manner but, at a limit of no less than $1,000,000 per occurrence/$2,000,000 aggregate combined single limit. The other Parties shall, during the Term of this Agreement, keep such insurance as is commercially reasonable and customary for a business doing business in their respective fields or capacity.

8.         CSI Services. For the duration of the Term, CSI shall perform the following services for the Business (the “CSI Services”):

(i) Facilities. CSI shall provide input to Company with respect to the management and development, design, and construction of the Cultivation Facility.

(ii) Business. CSI shall provide input to Company to oversee and manage the day to day operations of the Business in a commercially reasonable manner and as is customary in similarly situated businesses. At all times, CSI shall endeavor to ensure that the Business can and does meet all of its financial obligations and liabilities as well as operate pursuant to Applicable Law.

(iii) Personnel. CSI shall provide input to Company to manage hiring, firing, oversight, and employment of the employees of the Business, and the engagement and oversight of third-party consultants, advisors, and independent contractors to be engaged by the Business.

(iv) Cultivation. CSI shall provide input to Company to develop processes, protocols and systems for the planting, growth and harvesting of marijuana/cannabis crops at the Cultivation Facility.

(v) Product Packaging. CSI shall provide input to Company to develop processes, protocols and systems related the packaging of the Products. All Products shall be cultivated, processed and sold in a manner and with materials that comply with Applicable Law and regulations, provided however that, CSI and Commission shall be jointly responsible for all compliance matters pertaining to outbound Products originating from the Business, including all legally imposed markings and/or labels on such Products. Packaged products will be branded “Quinn River Farms.”

(vi) Testing. CSI will provide input to Company in engaging third party testing services to ensure that the Products will be tested as required by applicable law.

(vii) Marketing and Sales. CSI will provide input to Company to manage the Business with respect to the marketing and sales of the Products for the Business.

(viii) Environmental. CSI will provide input to Company to comply with applicable rules and regulations and make efforts to avoid causing or maintaining and material adverse the environment.

(ix) Communications. CSI will manage all communications among Company, Commission and the Tribal Council.

(x) Regulatory Matters. CSI will manage all communications between the Business and the State of Nevada, and all other governmental agencies, with respect to the Tribe.

(xi) Public Relations. CSI will jointly manage all public relations communications and activities with Company. Such activities do not include sales and marketing communications and activities.

(xii) Notices. CSI will ensure that all Parties are timely made aware of all material communications from or to any regulatory, governing authority, or those that relate to the Code, Compact, Applicable Law, Cultivation Facility or the Business or any Party hereto.

(xiii) Right of First Refusal. Except with respect to the Existing Cannabis Business, Company shall have a right of first refusal with respect to expansion opportunities that CSI wishes to pursue with respect to cannabis cultivation, whether indoor, outdoor or in greenhouses, located on Fort McDermitt Tribal Land in the State of Nevada or the State of Oregon, for as long as this Agreement is in existence,

9.         Commission Services. For the duration of the Term, Commission shall perform the following services for the Business (the “Commission Services”):

(i) Lease of Tribal Lands. Commission shall lease the necessary land (not less than 30 acres) to the Company to construct the Cultivation Facility and operate the Business at a cost of [***] per quarter to be paid by the Business for as long as this Agreement is in existence.

(ii) Right of First Refusal. Except with respect to the Existing Cannabis Business, Company shall have a right of first refusal with respect to expansion opportunities that Commission wishes to pursue with respect to cannabis cultivation, whether indoor, outdoor or in greenhouses, located on Fort McDermitt Tribal Land in the State of Nevada or the State of Oregon, for as long as this Agreement is in existence.

10.       Rights and Obligations of CLS. For the duration of the Term, CLS shall have the following rights and obligations under this Agreement with respect to the Business:

(i) Right to Purchase Cannabis Flower. CLS shall have the right to purchase [***] cannabis flower per month for its retail store from the Business at [***]. In addition, if CLS desires to purchase more than [***] cannabis flower per month, the Business may, but shall not have the obligation, to sell such flower to CLS at [***].

(ii) Right to Purchase Cannabis Trim. CLS shall also have the right to purchase cannabis trim from the Business at a price [***].

(iii) Preferred Vendor Status. CLS, and its City Trees branded wholesale subsidiary, shall have “preferred vendor” status at all Tribal stores with respect to sales of CLS product to such Tribal stores. In such connection, all Tribe stores will review the City Trees product line and consider its products favorably for inclusion in its retail inventory. City Trees/CLS shall sell its products to the Tribe, or produce its products on a “white label” basis for the Tribe, at [***].

(iv) [***]

(v) Cannabis Licenses. CLS represents and warrants to CSI and Commission that it or one of its subsidiaries has all licenses necessary to conduct its cannabis business in Nevada.

(vi) Expansion Consideration. If CSI or Commission wish to pursue expansion outside of Nevada or Oregon, they will consider CLS to be their partner but shall not be obligated to offer CLS a right of first refusal.

(vii) Right to Review Agreements. CLS shall have the right to review all agreements governing the Tribe’s ability to operate in the cannabis business in Nevada.

11.       Treatment of Proprietary and Confidential Information.

“Confidential Information” means nonpublic information that (a) the disclosing Party designates as confidential, or (b) which, under the circumstances surrounding disclosure, ought to be treated as confidential. Confidential Information may include, without limitation, intellectual property rights, marketing materials, ideas, know-how, methods, formulae, processes, designs, apparatus, devices, techniques, systems, sketches, photographs, plans, drawings, specifications, studies, findings, data, reports, projections, plant and equipment expansion plans, lists or identities of employees, financial statements or other financial information, pricing information, cost and expense information, product development and marketing plans, information, procedures, notes, summaries, descriptions, results, reports, protocols, procedures and methods of implementation, formulas, vendors, consultant pricing, name and information as well as compilations and work product related to the Cultivation Facility and the Business.

During the Term and continuing thereafter for 2 years from the termination of the Agreement, the Party receiving Confidential Information (“Receiving Party”) from the disclosing Party (“Disclosing Party”) shall (i) treat all Confidential Information disclosed by the Disclosing Party as secret and confidential and shall not disclose all or any portion of the Confidential Information to any other Person, (ii) not use any of such Confidential Information except in the performance of the Receiving Party’s covenants and obligations or otherwise as contemplated under this Agreement, and (iii) restrict access to Confidential Information to the Receiving Party’s employees (including contractors, accountants and counsel, and similar representatives) who have a need to know such information in connection with the performance of the Receiving Party’s obligations and covenants under this Agreement and shall be responsible to ensure that such employees maintain the terms of confidentiality and nonuse as required in this Agreement.

Because money damages may not be a sufficient remedy for any breach of this Section of the Agreement by the Receiving Party, the Disclosing Party shall be entitled to seek equitable relief, including injunction and specific performance, as a remedy for any such breach of this Section. Such remedy shall not be deemed to be the exclusive remedy for a breach of this Section of the Agreement by the Receiving Party, but shall be in addition to all other remedies available at law or equity to the Disclosing Party. In the event of litigation relating to the Agreement, if a court of competent jurisdiction determines that the Receiving Party has breached this Section of the Agreement, then the Receiving Party shall be liable and pay to the Disclosing Party the reasonable attorney fees, court costs and other reasonable expenses of litigation, including any appeal therefrom. The Receiving Party further agrees to waive any requirement for the posting of a bond in connection with any such equitable relief.

12.       Representations and Warranties. Each of the Parties represents and warrants to the other Parties and covenants with the other Parties as follows:

(i) Company. Company represents and warrants to CSI and Commission and covenants with CSI and Commission as follows: (i) that it is a validly existing limited liability company with authority to do business in Nevada, and is authorized to enter into this Agreement; (ii) that the person executing this Agreement on behalf of Company has authority to do so; (iii) that upon execution and delivery of this Agreement to the other Party hereto, this Agreement shall constitute a binding agreement between the Parties enforceable in accordance with its terms; (iv) that all Products shall be manufactured in accordance with all Applicable Laws; (v) that Company holds all Nevada state and local licenses necessary or required to perform its duties hereunder, including all licenses required by the Nevada Cannabis Control Board; and (vi) that during the Term of this Agreement, Company shall maintain its licenses up to date and in compliance with Nevada’s applicable laws and regulations.

(ii) CSI. CSI represents and warrants to Company and Commission and covenants with the Company and Commission as follows: (i) that it is a validly existing limited liability company with authority to do business in Nevada, and is authorized to enter into this Agreement; (ii) that the person executing this Agreement on behalf of CSI has authority to do so; (iii) that upon execution and delivery of this Agreement to the other Party hereto, this Agreement shall constitute a binding agreement between the Parties enforceable in accordance with its terms; and (iv) that all Products shall be manufactured in accordance with all Applicable Laws.

(iii) Commission. Commission has all right, title and authority to enter into this Agreement and consummate the transactions contemplated herein. The person executing this Agreement on behalf of Commission has authority to do so, and upon execution and delivery of this Agreement to the other Parties hereto, this Agreement shall constitute a binding agreement among the Parties enforceable in accordance with its terms.

13.      Employees; Hiring Preference. All employees of the Business shall be employees of Commission. For open positions, preference will be given to qualified cardholding members of the Tribe and their direct descendants; provided however that such members or descendants will be subject to the same performance and discipline standards as all other employees and shall abide by Applicable Law. Commission and CSI shall work with Company to determine a procedure to hire, train and compensate Authority employees and their descendants in a manner that is beneficial to those members and their descendants as well as the Business and the Parties. All Parties will participate in discipline for tribal members and descends.

14.       Public Relations / Media. All public statements involving the Business must jointly be approved by CSI, the Company, and the Commission; provided, however, that any party may make a public statement that is required by Applicable Law or applicable rules of the Securities and Exchange Commission.

15.      Indemnity. Each Party agrees to defend, indemnify, and hold harmless each other Party and its officers, directors, agents, managers, affiliates, distributors, representatives, and employees (an “Indemnified Party”) from and against any and all third-party claims, actions, suits, demands and liabilities which arise out of or relate to the Business, and are the result of the intentional or grossly negligent conduct of such Party (“Indemnifying Party”). Said indemnification shall include all reasonable attorney fees, costs and expenses as well as actual losses proximately resulting from the Indemnifying Party’s material breach of any duty, representation, or warranty under this Agreement.

16.       Legal Title to the Business Assets. The Parties agree that the legal title to the Tribal Lands and improvements shall remain in the name of Commission. All improvements made thereon as the result of the Company Services or CSI Services and all personal property used in the Business shall be the property of Company. Property brought to the Project that is related to the Business shall also be the property of Company.

17.      Change of Ownership. Should an owner of CSI wish to divest all or part of his/her interest in such entity, that ownership interest will first be presented to the other owners of CSI, for purchase, and next to the Company, and then finally to third-parties. Third-party purchasers must be approved in writing by CSI and the Company. Such approval will not be unreasonably withheld.

18.     Notice. Any notices to be given under this Agreement by a Party to another Party may be affected either by personal delivery in writing, by e-mail with confirmation of transmission, or by certified mail, postage prepaid with return receipt requested. Each Party may change its address by written notice in accordance with this paragraph. Notices delivered personally or by e-mail will be deemed communicated as of actual receipt; mailed notices will be deemed communicated as of 15 business days after mailing. Mailing addresses are as follows:

If to Company, to:

Kealii Okamalu, LLC

c/o CLS Holdings USA, Inc.

Attn: Jeffrey Binder

11767 S. Dixie Highway, Suite 115

Miami, Florida 33156

and

Kealii Okamalu, LLC

c/o SKW McDermitt, LLC

Attn: Ranson Shepherd

c/o Black & LoBello

Attn: Tisha Black

10777 West Twain, Third Floor

Las Vegas, Nevada 89135

If to CSI, to:

CSI Health McD, LLC

[***]

If to Commission to:

Fort McDermitt Paiute Shoshone Tribe Cannabis Commission

Attn: Chairman

111 North Road

PO Box 457

McDermitt, Nevada 89421

19.      Express Irrevocable Limited Waiver of Sovereign Immunity. Commission agrees that the limited waiver of sovereign immunity previously executed by the Tribe in favor of CSI (Resolution No. FM16-012-063)(the “Resolution”) shall extend to Company and to any dispute pertaining to this Agreement, and is valid, binding, enforceable and irrevocable. The Commission represents that (i) it has the authority to bind the Tribe to the limited waiver of sovereign immunity granted herein to Company, and (ii) the limited waiver of sovereign immunity granted by Resolution No. FM16-012-063 applies to Company with respect to the Business.

(i) No Recovery from Individuals. The foregoing limited waiver of sovereign immunity does not allow individual recovery from any appointed or elected officials, officers, or employees of the Tribe or Commission for any monetary damages whatsoever.

(ii) No Use of Tribal Court. The Tribe and Commission covenant and agree that they shall not apply to Tribal Court or any Tribal forum for resolution of any dispute or proceeding in connection with, relating to, or arising under this Agreement. The procedures in the event of such a dispute are outlined in Section 20 below.

20.     Dispute Resolution. Any disagreements arising under this Agreement shall first be submitted to mediation and, if necessary, arbitration. If the Parties cannot agree on a mediator, the mediator shall be designated by the Las Vegas office of the Judicial Arbitration and Mediation Service (“JAMS”) (“Exclusive Forum”). The Parties shall share equally the mediator’s fees. If the dispute is not resolved through mediation or otherwise within 30 days after the date that a Party seeks to initiate mediation, the Parties shall submit the dispute to a binding and final arbitration with a mutually agreeable arbitrator, or if such person cannot be agreed upon within five business days, to that person designated by the Las Vegas office of JAMS. The arbitration opinion and award shall be enforceable by any court having jurisdiction. The Parties shall share equally all costs of arbitration except their own attorney’s fees.

21.      Termination. This Agreement shall terminate upon the earliest to occur of the following: (a) The expiration of the Term, (b) upon notice by Company, on the one hand, to any other Party (collectively, the “Other Parties”), on the other hand, or by one of the Other Parties to the Tribe that such Party has materially breached this Agreement and has fail to cure such breach within thirty (30) days of written notice, provided however that the breaching Party shall not have the opportunity to cure a repeated breach of the same type more than two (2) times in any 12-month period, and provided further that in the event that such breach (other than a payment obligation) is not reasonably susceptible to cure within such 30 day period, the right to terminate shall not accrue if the breaching Party promptly initiates the cure for such breach and thereafter diligently pursues the same to completion; (c) the voluntary or involuntary filing of bankruptcy or similar proceeding of any Party; or (d) a change in Applicable Law that renders the operation of the Business unlawful or impossible.

22.      Waiver. Failure on the part of a Party to complain of any act of another Party or to declare another Party in default, irrespective of how long such failure continues, shall not constitute a waiver by such Party of its rights hereunder. No waiver of, or consent to, any breach or default shall be deemed or construed to be a waiver of, or consent to, any future breach or default.

23.     Severability. If any provision of this Agreement or the application thereof shall be determined by a court of competent jurisdiction to be invalid and unenforceable, the remainder of this Agreement and the application of the other provisions herein contained shall not be affected thereby, and all such other provisions shall remain effective and in force and shall be enforced to the fullest extent permitted by law.

24.      Binding Effect. This Agreement shall inure to the benefit of and be binding upon the Parties, and their heirs, successors and assigns.

25.      Duplicate Originals. This Agreement may be executed in duplicate, with each such duplicate to be considered an original for all purposes.

26.      Mutual Non-Solicitation. Except as otherwise expressly agreed to by a Party in writing, during the Term of this Agreement and for a period of one (1) year following its termination or expiration, the Parties agree not to directly or indirectly or through third parties solicit or hire any other Party’s (including its affiliates) current or previous key employees, consultants, or vendors.

27.       Other Activities. Any Party may engage in other business ventures of every nature and neither the Business nor the other Party shall have any right to or obligation in such independent ventures or the income and profits derived therefrom.

28.       Non-Assignment. This Agreement may not be assigned by any Party without the prior written consent of the other Parties.

29.      Amendments. This Agreement may be amended by the mutual assent of the Parties hereto at any time prior; provided, however, that any amendment must be by an instrument or instruments in writing signed and delivered on behalf of each of the Parties hereto.

30.      Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada. The Parties agree that any rule of construction to the effect that ambiguities are to be resolved in favor of a particular Party shall not be employed in the interpretation of this Agreement and is hereby waived.

[signatures on the following page]

IN WITNESS WHEREOF, the Parties hereto acknowledge that they have read and fully understand this Agreement:

KEALII OKAMALU, LLC, a Nevada limited liability company

By: CLS HOLDING USA, INC., a Nevada corporation,

a member

By: /s/ Jeffrey Binder

Jeffrey Binder, Chairman and CEO

By: SWK McDermitt LLC, a Nevada limited

liability company, a member

By: /s/ Ranson Shepherd

Ranson Shepherd, Manager

CSI HEALTH MCD, LLC

By: /s/ Kevin Clock

Kevin Clock, President

By: FORT MCDERMITT PAIUTE

SHOSHONE TRIBE CANNABIS COMMISSION

By: /s/ Kam Smart

Kam Smart, Chairman